UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2016
 Date of Report (Date of earliest event reported)

8x8, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2125 O'Nel Drive
San Jose, CA    95131
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On July 22, 2016, 8x8, Inc. (the "Company") held its annual meeting of stockholders at which stockholders voted on and approved each of the following proposals:

  Proposal 1. Election of Guy L. Hecker, Jr., Vikram Verma, Bryan R. Martin, Eric Salzman, Ian Potter, Jaswinder Pal Singh, and Vladimir Jacimovic to serve as directors until the next annual meeting of stockholders.

  Proposal 2. Ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2017.

  Proposal 3. To approve the amendments to the Company's 2012 Equity Incentive Plan including an increase in the number of shares currently reserved for issuance thereunder by adding to the share reserve an additional 4,500,000 shares, and limit on the value of annual awards to non-employee directors.

Final voting results were as follows:

  Proposal 1 - Election of Directors.
	For	Withheld	Broker Non-Vote
Guy L. Hecker, Jr.	57,660,359	3,323,576	88,597
Vikram Verma	60,309,084	674,851	88,597
Bryan R. Martin	60,352,629	631,306	88,597
Eric Salzman	58,255,145	2,728,790	88,597
Ian Potter	58,492,363	2,491,572	88,597
Jaswinder Pal Singh	60,412,547	571,388	88,597
Vladimir Jacimovic	60,400,369	583,566	88,597

  Proposal 2 - Ratification of Independent Registered Public Accounting Firm.
For	Against	Abstain	Broker Non-Vote
60,389,067	630,729	53,136	--

  Proposal 3 - Increase the Number of Shares of Common Stock Reserved for Issuance under the 2012 Equity Incentive Plan and Approve Amendments.
For	Against	Abstain	Broker Non-Vote
47,129,102	13,787,054	67,779	88,597

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2016

8X8, INC.

By: /s/ Mary Ellen Genovese

Mary Ellen Genovese
Chief Financial Officer and Secretary

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